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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bryn Mawr Bank Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010-3396

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 20, 2004

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the “Corporation”) will be held at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania on Tuesday, April 20, 2004, at 2:00 P.M., for the following purposes:

1. To elect two (2) directors to serve a four (4) year term until their successors are duly elected and take office.

2. Approval of the Corporation’s 2004 Stock Option Plan.

In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. Reference is made to the accompanying Proxy Statement for details with respect to the foregoing matters. Only shareholders of record at the close of business on March 2, 2004, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI
Secretary

Bryn Mawr, Pennsylvania

March 10, 2004

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

PROXY STATEMENT

i

PROXY STATEMENT

FOR THE ANNUAL MEETING OF

BRYN MAWR BANK CORPORATION

TO BE HELD ON

APRIL 20, 2004

INFORMATION REGARDING THE ANNUAL MEETING

Matters to be Considered at the Annual Meeting of Shareholders

This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (the “Corporation”) in connection with the solicitation of proxies by the Corporation for use at the Corporation’s Annual Meeting of Shareholders to be held on Tuesday, April 20, 2004, at 2:00 P.M., or any adjournment or postponement thereof (the “Annual Meeting”). At the Annual Meeting, the shareholders will consider and vote upon (i) the election of two (2) directors to serve a four (4) year term until their successors are duly elected and take office; and (ii) the approval of the Corporation’s 2004 Stock Option Plan. The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The approximate date upon which this Proxy Statement and the proxy are to be mailed to shareholders is March 10, 2004. The address of the executive office of the Corporation is 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Date, Time and Place of Annual Meeting

The Annual Meeting will be held on Tuesday, April 20, 2004, at 2:00 P.M., at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania.

Record Date, Voting and Voting Procedures

The Board of Directors of the Corporation has fixed the close of business on March 2, 2004, as the date for determining holders of record of the Corporation’s Common Stock, par value $1.00 per share, entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record is entitled to one vote per share on the matters to be considered at the Annual Meeting.

The holders of a majority of the outstanding shares of the Corporation’s Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of March 2, 2004, there were 8,622,874 shares of the Corporation’s Common Stock outstanding.

Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies unless such proxies have previously been revoked. Each properly executed proxy on which no voting directions are indicated will be voted in favor of the adoption of the proposals recommended by the Board of Directors of the Corporation, and in the discretion of the proxy agents as to any other matters which may properly come before the Annual Meeting. A proxy may be revoked by a shareholder at any time prior to its use for any purpose by giving written notice of such revocation to Robert J. Ricciardi, the Secretary of the Corporation, at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396 or by appearing in person at the Annual Meeting and asking to withdraw the proxy prior to its use for any purpose so that the shareholder can vote in person. A later dated proxy revokes an earlier dated proxy.

The Corporation does not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxy agents will vote in accordance with their best judgment.

For purposes of the Annual Meeting, the affirmative vote of the majority of the shares of the Corporation’s Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter (including the election of Directors) is required for the matter to be deemed an act of the shareholders. With respect to abstentions, the shares are considered present at the Annual Meeting for purposes of the proposal. However, they are not votes for approval of the proposal, so they will have the same effect as votes cast against the proposal. With respect to broker non-votes, the shares are not considered present at the Annual Meeting for the proposal as to which the broker withheld authority. Consequently, broker non-votes are not counted with regard to the proposal, but they reduce the number of affirmative votes required to approve the proposal by reducing the total number of shares present or represented (from which a majority is calculated).

Other Matters

The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by the directors, officers and employees of the Corporation and by the Corporation’s wholly-owned subsidiaries, including The Bryn Mawr Trust Company (the “Bank”). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of the Corporation’s Common Stock held of record by such persons, and the Corporation will reimburse them for their expenses in doing so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Corporation, as of January 16, 2004(1) with respect to the only persons or entities to the Corporation’s knowledge, who may be beneficial owners of more than 5% of the Corporation’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Corporation Common Stock	Percentage of Outstanding Corporation Common Stock Owned
George W. Connell 121 Cheswold Lane Haverford, PA 19041	1,582,200	18.23%

Thomas J. Carroll Patrickswell Post Office Box 488 Middleburg, VA 22117	800,800	9.23%

The Bryn Mawr Trust Company Wealth Management Division 10 South Bryn Mawr Avenue Bryn Mawr, PA 19010	507,192	5.85%

(1)	As of January 16, 2004, there were 8,676,974 shares of the Corporation’s Common Stock outstanding.

THE CORPORATION’S AND BANK’S

BOARDS OF DIRECTORS

The By-Laws of the Corporation provide that the Corporation’s business shall be managed by a Board of Directors of not less than eight and not more than thirteen directors. The Corporation’s Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board of Directors has fixed the number of directors at eleven, with two members in Class I, three members in Class II, three members in Class III, and three members in Class IV. There is presently a vacancy in Class IV and there will be a vacancy in Class II due to the retirement of Robert L. Stevens from the Board of Directors at the end of his current term which may be filled by the Board of Directors as provided in the next paragraph.

Under the Corporation’s By-Laws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders, unless the directors are elected by the Board after the record date for that meeting, in which case the person serves as a director until the annual meeting of shareholders following that meeting. The directors in each class serve terms of four years each, unless elected to fill an unexpired term of office, and until their successors are elected, qualified and take office.

The Boards of Directors of the Corporation and the Bank meet at least quarterly. Board meetings of the Corporation and the Bank will occur in January, April, July and October of 2004. The Risk Management Committees and Executive Committees meet in those months when the Boards of Directors do not meet. The Executive Committees act in the stead of the Boards of Directors of the Corporation and the Bank. The Audit Committee of the Boards and the Trust Committee of the Bank meet at least quarterly. The Risk Management Committees review and manage the material business risks which confront the Corporation and the Bank. The Compensation Committees meet at least once a year. The Nominating Committees meet at least once a year.

Director Independence

The Boards of Directors of the Corporation and the Bank have determined that all of its members are independent and meet the independence requirements of The NASDAQ Stock Market (“NASDAQ”), except for Frederick C. Peters, II and Robert L. Stevens. Because Mr. Peters is the President and Chief Executive Officer of the Corporation and the Bank, and Mr. Stevens is the former President and Chief Executive Officer, they are not independent as defined by NASDAQ. Mr. Peters also serves as Chairman of the Corporation and the Bank.

Communications with Directors

Shareholders may communicate directly with any member or committee of the Board of Directors of the Corporation or the Bank by writing to Bryn Mawr Bank Corporation, Board of Directors, P.O. Box 351, Bryn Mawr, Pennsylvania, 19010-3396.

Policy for Attendance at Annual Meeting

Effective with the Annual Meeting in 2004, the Corporation has adopted a policy requiring all of the directors to attend the Corporation’s annual meeting. Eight of the Corporation’s nine Directors attended the annual meeting held on April 15, 2003.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics (“the Code”) which amended, restated and combined into one code its Code of Ethics for Officers and Directors and its Employee Code of Ethics. The Code is available on the Corporation’s website at www.bmtc.com under the “Code of Ethics” caption and printed copies are available to any shareholder upon request. The Code meets the requirements for a code of ethics for the Corporation’s principal executive officer, principal financial officer or persons performing similar functions under Item 406 of Regulation S-K of the Securities and Exchange Commission (“SEC”). Any amendments to the Code, or any waivers of the Code for directors or executive officers will be disclosed promptly on a Form 8-K filed with the SEC or by any other means approved by the SEC.

Executive Sessions of Independent Directors

The independent members of the Corporation’s and Bank’s Boards of Directors will continue their practice of holding regularly scheduled executive sessions on a regular basis but, in any event, not less than twice a year.

General Information About the Corporation’s and Bank’s Boards of Directors

The Corporation’s Board of Directors was scheduled to meet at least quarterly and during 2003 held seven meetings, including the Corporation’s organization meeting in April of 2003. The Bank’s Board of Directors was scheduled to meet at least quarterly and during 2003 held four meetings.

Information About Committees of the Corporation’s Board of Directors

The Committees of the Corporation’s Board of Directors are the Executive, Nominating, Risk Management, Audit and Compensation Committees.

The Executive Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Wendell F. Holland, Frederick C. Peters II and B. Loyall Taylor, Jr., meets to discuss and act upon matters which require action prior to the next meeting of the Corporation’s Board of Directors and exercises the authority and powers of the Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. During 2003 the Executive Committee held eight meetings.

The Nominating Committee, comprised of Thomas A. Williams (Chairman), Warren W. Deakins, William Harral, III and Francis J. Leto has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board of Directors. The Nominating Committee has a charter which is available on the Corporation’s website at www.bmtc.com on the Investor Relations page under the heading BMBC Nominating Committee Charter. Each member of the Nominating Committee is independent as defined by NASDAQ. During 2003, the Nominating Committee held one meeting.

The Nominating Committee considers candidates for nominees for director from various sources including other directors, clients of the Bank and other relevant constituencies, and may also engage, if it deems appropriate, a professional search firm. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews the directors’ overall service to the Corporation during their term, including the number of meetings attended, level of participation, quality of performance and their respective contributions towards advancing the Corporation and enhancing shareholder value. In the case of a new director candidate, the Nominating Committee reviews the candidate’s biographical information and qualifications and may check the candidate’s references, if applicable. The Nominating Committee may obtain any additional information which it deems necessary. A qualified nominee is interviewed by all members of the Nominating Committee, if practicable. Serious candidates may meet with all members of the Board. Using the input from such interviews and information obtained by the Nominating Committee, the Committee evaluates whether a prospective candidate is qualified to serve as a director and whether the Nominating Committee should recommend to the Board that the Board nominate (or elect to fill a vacancy) the prospective candidate.

The Nominating Committee will use a similar process to evaluate nominees recommended by shareholders, provided that the shareholder complies with the procedures set forth below.

The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nomination should be addressed to the Chairman, Nominating Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010 and must include the following information: (a) the name and address, as they appear on the Corporation’s books, of the shareholder nominating such candidate; (b) the number of shares of the Corporation which are beneficially owned by the shareholder (and if the shares are held in street name, the name of the brokerage firm holding the shares); (c) the name, age, business address and residence address of each nominee proposed; (d) the principal occupation or employment of the proposed nominee; (e) the number of shares of the Corporation’s stock beneficially owned by the proposed nominee, if any; (f) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination, and (g) any other information required to be disclosed in solicitation of proxies for election of directors or other information required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

All shareholder nominations must be received not less than one hundred and twenty (120) days before the date the Corporation’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting.

In evaluating candidates for nominees for director, the Nominating Committee considers the needs of the Corporation with respect to the particular talents and experience of its directors and seeks to insure that at least a majority of the directors are independent under the NASDAQ rules and that members of the Corporation’s Audit Committee meet the financial literacy requirements under the NASDAQ rules and at least one of them qualifies as an Audit Committee financial expert under the rules of the SEC. Members of the Board of Directors should also be of the highest ethical character; share the values of the Corporation; have reputations, both personal and professional, consistent with the image and reputation of the Corporation; be active or former leaders of organizations; possess knowledge in the fields of financial services and wealth management and an understanding of the Bank’s marketplace; have relevant expertise and experience which will be useful in offering advice and guidance to the chief executive officer; be independent of any particular constituency and be able to represent all shareholders of the Corporation. Nominees for director must also be willing to commit the necessary time to devote to board activities and to enhance their knowledge of the financial services industry and be willing to assume broad fiduciary responsibility. Nominees for director should also have a commitment to enhancing shareholder value, including assisting in business development activities where appropriate. In considering nominees for director, the Nominating Committee also considers the Corporation’s desire to be a diverse body with diversity reflecting gender, ethnic background and professional experience. A nominee for director must also be or become a shareholder of the Corporation upon joining the Board of Directors. Application of the above criteria may vary according to the particular areas of expertise desired as a compliment to the existing composition of the Board of Directors.

The Risk Management Committee, comprised of Warren W. Deakins (Chairman), Francis J. Leto, Frederick C. Peters II, James J. Smart and Robert L. Stevens, meets to review and manage the material business risks which confront the Corporation by establishing and monitoring policies and procedures designed to lead to an understanding of and to identify, control, monitor and measure the Corporation’s material business risks. During 2003, the Risk Management Committee held eight meetings.

The Audit Committee comprised of William Harral, III (Chairman), Warren W. Deakins, Wendall F. Holland, James J. Smart, and Thomas A. Williams, meets at least quarterly. The Audit Committee, pursuant to the Audit Committee charter which was attached to the Corporation’s proxy statement for its 2003 annual meeting, has general oversight responsibilities regarding the Corporation’s financial reporting process and internal controls. The Audit Committee selects and evaluates the qualifications and performance of the independent auditor. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent auditor to review the results of the annual audit and other related matters. See Audit Committee Report for additional information about the responsibilities of the Audit Committee. Each member of the Audit Committee is independent and financially literate as defined by NASDAQ. The Board of Directors of the Corporation has determined that James J. Smart is a financial expert as defined by SEC regulations. The Audit Committee held six (6) meetings in 2003.

The Compensation Committee, comprised of William Harral, III (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr., Nancy J. Vickers and Thomas A. Williams, meets to discuss compensation matters, including determining the number of stock options to be distributed pursuant to the Corporation’s Stock Option Plans. Each member of the Compensation Committee is independent as defined by NASDAQ. During 2003, the Compensation Committee held three meetings.

The total number of meetings of the Corporation’s Board of Directors that were held in 2003 was seven. All of the incumbent directors, who were directors during 2003, (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

Information About Committees of the Bank’s Board of Directors

The Committees of the Bank’s Board of Directors are the Executive, Risk Management, Audit, Trust, Compensation and Nominating Committees.

The Executive Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Wendell F. Holland, Frederick C. Peters II and B. Loyall Taylor, Jr., meets to ratify and approve certain of the Bank’s loans to customers and to exercise the authority and powers of the Bank’s Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Executive Committee held eight meetings during 2003.

The Risk Management Committee, comprised of Warren W. Deakins (Chairman), Francis J. Leto, Frederick C. Peters II, James J. Smart and Robert L. Stevens, meets to review and manage the material risks which confront the Bank by establishing and monitoring policies and procedures to control, monitor and measure loan quality and concentration, interest rate and market risk, as well as liquidity risk and other material business risks. During 2003, the Risk Management Committee held eight meetings.

The Audit Committee comprised of William Harral, III (Chairman), Warren W. Deakins, Wendall F. Holland, James J. Smart, and Thomas A. Williams, meets at least quarterly. The Audit Committee, pursuant to the Audit Committee charter which was attached to the Corporation’s proxy statement for the its 2003 annual meeting, has general oversight responsibilities regarding the Bank’s financial reporting process and internal controls. The Audit Committee selects and evaluates the qualifications and performance of the independent auditor. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent auditor to review the results of the annual audit and other related matters. Each member of the Audit Committee is independent and financially literate as defined by NASDAQ. The Audit Committee held six (6) meetings in 2003.

The Trust Committee, comprised of B. Loyall Taylor, Jr. (Chairman), Francis J. Leto, Frederick C. Peters II, Robert L. Stevens and Nancy J. Vickers, meets quarterly and has general supervision over the Wealth Management Division and over that Division’s investments. The Trust Committee held eight meetings during 2003.

The Compensation Committee, comprised of William Harral, III (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr., Nancy J. Vickers and Thomas A. Williams, meets to discuss compensation matters, including determining the number of stock options to be distributed pursuant to the Corporation’s Stock Option Plans. Each member of the Compensation Committee is independent as defined by NASDAQ. During 2003, the Compensation Committee held three meetings.

The Nominating Committee, comprised of Thomas A. Williams (Chairman), Warren W. Deakins, William Harral, III, and Francis J. Leto, has responsibility for identifying and evaluating candidates for director and recommending the nomination of new directors to the full Board of Directors. Each member of the Nominating Committee is independent as defined by NASDAQ. During 2003, the Nominating Committee held one meeting.

Meetings of Bank’s Board and its Committees

The total number of meetings of the Bank’s Board of Directors which were held in 2003 was four. All incumbent directors (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

BOARDS OF DIRECTORS COMPENSATION

Directors Fees

Each non-employee director (except Mr. Stevens) was paid an annual retainer of $10,000 in the Corporation’s Common Stock, at the market value of the stock on April 14, 2003. In addition each non-employee director (except Mr. Stevens) was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending the Corporation’s organization meeting and for attending each Executive Committee and Risk Management Committee meeting and a fee of $500 for attending each Committee meeting which is not held on a Board meeting day. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day. From time to time, the Corporation may reimburse directors for travel expenses associated with attendance at Board or Committee meetings. In addition, in January, 2003, Mr. Harral received $10,000 as additional compensation for his services as Chairman of the Corporation’s Audit Committee.

Stock Option Plan

Under the Corporation’s 2001 Stock Option Plan, each non-employee director of the Corporation and the Bank during 2004 is eligible to be granted options to purchase 3,000 shares of Corporation Common Stock. The purchase price of the stock is the fair market value on the day preceding the day the option is granted. Each stock option may be exercised within ten (10) years from the date of grant. Directors who are elected or appointed to the Board at or before the Corporation’s 2004 Annual Meeting may participate in the Corporation’s 2001 Stock Option Plan.

Directors’ Deferred Payment Plans

Under the Deferred Payment Plans for Directors (the “Plans”) a director may defer receipt of a portion or all of the fees paid for service as a director of the Corporation and Bank. The Plans are non-qualified plans and the Plans’ funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Plans a participating director may elect to invest the deferred director’s fees in one or more different investment funds, including an investment in the Corporation’s Common Stock. The right to receive future payments under the Plans is an unsecured claim against the general assets of the Corporation.

Director’s Consulting Agreement

The Bank entered into a Consulting Agreement (“Agreement”) effective January 1, 2002, with Robert L. Stevens who has served the Bank and the Corporation for many years as a director and formerly as the Chairman, President and Chief Executive Officer. The Agreement provides that Mr. Stevens will advise and consult with and assist the Corporation, the Bank and their subsidiaries with respect to matters specified by the Chief Executive Officer or Boards of Directors so that the Bank and the Corporation will have ready access to the knowledge and expertise in the financial service industry which Mr. Stevens has acquired over his many years in that industry and will have the benefit of Mr. Stevens agreement not to compete with them. The Agreement ends on Mr. Stevens 70th birthday, August 4, 2007, unless sooner terminated by the death or disability of Mr. Stevens or for cause as specified in the Agreement. Through August 31, 2005, Mr. Stevens compensation will be at the rate of $100,000 per year and during the period September 1, 2005 through August 4, 2007, Mr. Stevens compensation will be at the rate of $75,000 per year. The compensation is payable in quarterly installments. Although Mr. Stevens serves as a director of the Corporation and the Bank, he does not receive any director’s compensation, including director’s fees and stock options, during the term of the Agreement. Mr. Stevens’ Agreement will remain in effect after his retirement from the Board of Directors at the end of his current term at the Corporation’s 2004 Annual Meeting.

The Agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Stevens agrees not to disclose any confidential information, not to solicit employees or clients of the Corporation, the Bank or their subsidiaries and agrees not to compete with the Corporation, the Bank or their subsidiaries during the term of the Agreement and for a period of two years following the termination of the Agreement within a one hundred mile radius of Bryn Mawr, Pennsylvania.

BIOGRAPHICAL INFORMATION ABOUT CORPORATION’S DIRECTORS

The following table sets forth certain biographical information for each of the Corporation’s directors. Other than as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

Name, Principal Occupation and Business Experience For Past Five Years	Age as of February 27, 2004	Director Since(1)
CONTINUING DIRECTORS
Class I
The terms of the following directors expire in 2007:

1. Nancy J. Vickers President, Bryn Mawr College since July 1997	59	1998

2. Thomas A. Williams Vice President, Secretary/Treasurer, Houghton International, Inc., a specialty chemical company until retirement in July 2000	68	1992

NOMINEES FOR DIRECTORS
Class II

The terms of the following directors expire in 2004:

1. B. Loyall Taylor, Jr. President, Taylor Gifts, Inc., mail order catalog sales	57	1986

2. James J. Smart Managing Partner, Smart and Associates, LLP, a certified public accounting firm (2)	46	2003

CONTINUING DIRECTORS
Class III

The terms of the following directors expire in 2005:
1. Warren W. Deakins Self-employed insurance sales since January 1993	65	1990

2. Wendell F. Holland Commissioner, Pennsylvania Public Utility Commission since September, 2003; Counsel to the law firm of Obermayer, Rebmann, Maxwell & Hippel, LLP from January, 2000 until September, 2003; Vice President Governmental Relations and Regulatory Affairs for American Water Works Service Company, Inc. of Voorhees, New Jersey from December 1996 until December 1999(3)	52	1997

3. Frederick C. Peters II Chairman of the Corporation and the Bank since August 2002; President and Chief Executive Officer of the Corporation and the Bank since January 2001; President 1st Main Line Bank from May 1995 to January 2001	54	2001

Name, Principal Occupation and Business Experience For Past Five Years	Age as of February 27, 2004	Director Since(1)
CONTINUING DIRECTORS
Class IV

The terms of the following directors expire in 2006:

1. William Harral, III Chairman of C&D Technologies, Inc. since April 1999; previously director from April 1996; President of The Barra Foundation since June 2001; Interim Dean, LeBow College of Business, Drexel University from June 2000 until June 2001; President and Chief Executive Officer Bell Atlantic-Pennsylvania, Inc., from November 1994 until June 1997;	64	1995

2. Francis J. Leto Attorney-at-law, Celli and Leto, LLP; President, Brandywine Abstract Company, L.P. since May 1988	44	2002

FOOTNOTE INFORMATION CONCERNING DIRECTORS

(1)	Reference to service on the Boards of Directors refers to the Bank only prior to 1986 and to the Bank and Corporation since 1986. Mr. Williams previously served as a director from 1984 until 1990.

(2)	Mr. Smart was recommended by a non-management director and was appointed by the Board of Directors to fill an existing vacancy in September, 2003.

(3)	Mr. Holland was a director of Allegheny Energy, Inc. until September 16, 2003.

Except for Mr. Peters, none of the directors is a party to any contract, arrangement or understanding with respect to any of the Corporation’s Common Stock, other than in connection with the Corporation’s Stock Option Plans. The Corporation agreed to grant Mr. Peters certain non-qualified stock options from the Corporation’s 2001 Stock Option Plan in connection with his employment as the President and Chief Executive Officer of the Corporation and the Bank. (SEE EXECUTIVE EMPLOYMENT AGREEMENT.)

BENEFICIAL OWNERSHIP OF STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of shares of the Corporation’s Common Stock as of February 27, 2004, for each of the Corporation’s directors and the executive officers of the Corporation and the Bank. The table also shows the total number of shares owned by the directors and executive officers as a group.

Name	Common Stock(1)		Exercisable Stock Options(2)	Percent of Outstanding Stock
Current Directors

Warren W. Deakins	12,458		24,000	*

William Harral, III	23,824	(3)	12,000	*

Wendell F. Holland	4,858		14,000	*

Francis J. Leto	4,019	(4)	2,000	*

Frederick C. Peters II	35,067	(5)	50,000	*

James J. Smart	2,230		—	*

Robert L. Stevens	17,104		—	*

B. Loyall Taylor, Jr.	63,827	(6)	20,000	*

Nancy J. Vickers	9,338	(7)	6,000	*

Thomas A. Williams	11,258		24,000	*

Certain Executive Officers

Alison E. Gers	1,357	(8)	8,000	*

Joseph G. Keefer	4,263	(9)	14,533	*

Frederick C. Peters II	**		**	**

Joseph W. Rebl	800		8,000	*

Robert J. Ricciardi	19,432	(10)	16,000	*

All Current Directors and Executive Officers as a Group	209,835		198,533	4.63	%***

*	Less than one percent.

**	Mr. Peters is also a Director; see listing above.

***	Calculated by adding the Common Stock owned plus exercisable options and dividing by the actual number of shares outstanding on February 27, 2004, 8,622,874, plus the shares subject to the exercisable options.

(1)	Stock ownership information is given as of February 27, 2004, and includes shares that the individual has the right to acquire (other than by exercise of stock options) within sixty (60) days of February 27, 2004. For each director, the number of shares owned includes 100 shares which each director must own to qualify as a director of the Corporation. Unless otherwise indicated, each director and each such named executive officer holds sole voting and investment power over the shares listed. Each director holds sole investment power over shares held for such director in the Bank’s or Corporation’s Deferred Payment Plans for Directors. Each named executive officer holds sole investment power over shares held for such executive officer in the Corporation’s Thrift and Savings Plan or in the Corporation’s Executive Deferred Bonus Plan. The Bank as the Plan Administrator and/or Plan Trustee holds sole voting power over such shares.

(2)	For purposes of this Table, options are “exercisable” if they may be exercised within sixty (60) days of February 27, 2004, regardless of whether they are “in-the-money.”

(3)	Includes 4,424 shares held by Mr. Harral based on his interest in the Deferred Payment Plans for Directors.

(4)	Includes 180 shares owned by Mr. Leto’s spouse as to which he disclaims beneficial ownership.

(5)	Includes 1,740 shares held for Mr. Peters in the Thrift and Savings Plan and 177 shares held for Mr. Peters in the Executive Deferred Bonus Plan.

(6)	Includes 6,476 shares held in trust for his children over which Mr. Taylor has sole voting and investment power; 2,029 shares held in the One Outer Bridge Circle Trust over which Mr. Taylor as Co-Trustee has joint voting and investment power, and 55,322 shares held by Mr. Taylor based on his interest in the Deferred Payment Plans for Directors.

(7)	Includes 7,138 shares held by Ms. Vickers based on her interest in the Deferred Payment Plans for Directors.

(8)	All shares are held for Ms. Gers in the Thrift and Savings Plan.

(9)	All shares are held for Mr. Keefer in the Thrift and Savings Plan.

(10)	All shares are held for Mr. Ricciardi in the Thrift and Savings Plan.

CORPORATION’S AND BANK’S EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the current executive officers of the Corporation and Bank as of February 27, 2004:

Name, Principal Occupation and Business Experience For Past 5 Years	Age as of February 27, 2004	Office with the Corporation and/or Bank
Frederick C. Peters II(1)	54	Chairman, President and Chief Executive Officer and Director of Corporation and Bank

Alison E. Gers(2)	46	Executive Vice President of Bank— Administration and Operations

Joseph G. Keefer	45	Executive Vice President of Bank—Chief Lending Officer

Joseph W. Rebl	59	Treasurer of Corporation and Treasurer and Executive Vice President of Bank—Chief Financial Officer

Robert J. Ricciardi	55	Secretary of Corporation and Executive Vice President and Secretary of Bank—Chief Credit Policy Officer

FOOTNOTE INFORMATION CONCERNING EXECUTIVE OFFICERS

(1)	Mr. Peters was elected President and Chief Executive Officer and a Director of the Corporation and the Bank on January 22, 2001, and appointed Chairman of the Corporation and the Bank in August, 2002. Prior to that, Mr. Peters was the founder, President and Chief Executive Officer of 1st Main Line Bank, a division of National Penn Bank from May, 1995 to January, 2001, and before that, the founding Chief Executive Officer of National Bank of the Main Line.

(2)	Ms. Gers was appointed Senior Vice President of the Bank in charge of administration and operations in January of 2001 and appointed Executive Vice President of the Bank in February, 2001. From May, 1998 until January, 2001, Ms. Gers was a Senior Vice President of the Bank in charge of marketing. Prior to that Ms. Gers was Executive Vice President at CoreStates Financial Corporation in charge of consumer segment marketing from 1995 to 1998.

EXECUTIVE COMPENSATION

General Disclosure Considerations Concerning Executive Compensation

The Corporation believes that its shareholders should be provided clear and concise information about the compensation of the Bank’s executives and the reasons the Bank’s Board of Directors(1) made decisions concerning their executive compensation, consistent with the proxy statement disclosure rules of the Securities and Exchange Commission regarding disclosure of executive compensation.

The format and content of the information set forth below is intended to enable the Corporation’s shareholders to understand the rationale and criteria for the Corporation’s and Bank’s executive compensation programs and the compensation paid to the named executives and its other executives and key employees.

The Corporation welcomes shareholder comment on whether the objective—to provide information to the Corporation’s shareholders that is useful and clearly stated—has been met. Please send any comments or suggestions for further improvements in disclosure to the Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, Pennsylvania 19010-3396.

Executive Compensation

The following information in the Summary Compensation Table relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Frederick C. Peters II, the Chairman, President and Chief Executive Officer of the Bank, and (ii) the Bank’s four (4) most highly compensated executive officers, other than Mr. Peters, who were serving as executive officers of the Bank at December 31, 2003. (Mr. Peters and such officers are hereinafter sometimes referred to as the “Named Executive Officers”).

The following information reflects bonus compensation earned by the Named Executive Officers during 2003 and paid to them in the first quarter of 2004. Any compensation earned by the Named Executive Officers during 2004 will be reported in the proxy statement for the Corporation’s 2005 Annual Meeting of Shareholders.

(1)	The Corporation’s executives are not compensated for their services to the Corporation rather, because the Bank is the principal subsidiary of the Corporation, they are compensated as officers of the Bank.

Summary Compensation Table

The disclosure regarding the compensation of the Bank’s executives includes the following table that sets forth the compensation paid to the Named Executive Officers during the last three fiscal years.

Name and Principal Position During 2003	Annual Compensation(1)				Stock Options (3) (#)	All Other Compensation (4)
	Year		Salary($)	Bonus(2)($)
Frederick C. Peters II Chairman, President and Chief Executive Officer	2003 2002 2001	(5)	$270,856 256,433 202,760	$20,000 130,000 100,000	24,000 20,000 30,000	$6,000 6,000 —

John G. Roman Executive Vice President—Wealth Management (6)	2003 2002 2001		201,008 176,052 32,504	— 62,500 20,000	9,000 15,000 —	5,481 2,700 —

Robert J. Ricciardi Executive Vice President and Secretary—Chief Credit Policy Officer	2003 2002 2001		158,709 156,381 150,479	— 62,500 50,000	9,000 8,000 8,000	4,727 4,658 4,500

Alison E. Gers Executive Vice President—Administration and Operations	2003 2002 2001		153,438 151,177 146,593	— 62,500 47,500	9,000 8,000 8,000	4,589 4,521 4,368

Joseph W. Rebl Executive Vice President, Treasurer and Chief Financial Officer	2003 2002 2001		147,554 145,381 140,357	— 55,000 45,000	9,000 8,000 8,000	4,412 4,347 4,200

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1)	A Table for Long-Term Compensation, including an Other Annual Compensation column is not included in the Table because no compensation of this nature is paid by the Corporation or the Bank and the restricted stock awards and long term incentive payouts columns are not included in the Table since these benefits are not made available by the Corporation or the Bank.

(2)	Based on an incentive plan related to Corporation earnings for 2001 and 2002, bonuses were awarded to the Named Executive Officers in the first quarter of 2002 and 2003. Except for a contractual bonus payment due Frederick C. Peters II paid in the first quarter of 2004, no bonuses were awarded to the Named Executive Officers for 2003.

(3)	Stock Options granted prior to 2003 have been restated to reflect the effect of the Corporation’s two-for-one stock split, effective October 1, 2003.

(4)	The Corporation maintains the Bryn Mawr Bank Corporation Thrift and Savings Plan which was amended and restated, effective January 1, 1997, to comply with Section 401(k) of the U.S. Internal Revenue Code. The amended Thrift Plan allows employees of each participating employer to contribute, on a pre-tax basis, up to 16% of their annual base compensation, as defined in the Plan, but not to exceed $13,000 in 2004. Quarterly, each participating employer matches the employees’ contribution dollar for dollar to a maximum of 3% of the employee’s base compensation. The employer matching portion is set forth in All Other Compensation.

(5)	Mr. Peters was elected President and Chief Executive Officer of the Corporation and the Bank on January 22, 2001. He was elected Chairman of the Board of the Corporation and the Bank in August, 2002.

(6)	Mr. Roman resigned from the Bank effective February 6, 2004.

Executive Employment Agreement

The Corporation entered into an Employment Agreement with Frederick C. Peters II dated January 11, 2001 (with employment commencing on January 22, 2001) to serve as the Corporation’s and the Bank’s President and Chief Executive Officer. The initial term of the Employment Agreement is three (3) years and, unless extended or terminated, the Employment Agreement will renew for an additional two (2) year continuing period, so that at all times prior to Mr. Peters attaining age 63, the term of the Employment Agreement will be two (2) full years. The Employment Agreement provides for an annual base salary of $225,000 which may be increased, but not decreased. Mr. Peters is entitled to a minimum bonus of $20,000 in years 2003, 2004 and 2005.

As provided in the Employment Agreement, on the day of the Corporation’s Annual Shareholders Meeting in the year 2003, the Corporation granted Mr. Peters options to purchase 10,000 shares (adjusted to 20,000 shares after the two-for-one stock split on October 1, 2003) of the Corporation’s Common Stock at a price equal to the fair market value of the shares of the Corporation’s Common Stock on the day preceding the date of the grant.

Under the Employment Agreement, Mr. Peters is also entitled to participate in all of the Corporation’s and the Bank’s employee benefit plans and arrangements made generally available to its executives and key management employees.

The Employment Agreement may be terminated by the Corporation upon the death or disability of Mr. Peters or for cause as defined in the Employment Agreement. Mr. Peters may voluntarily terminate his employment at any time upon not less than thirty (30) days prior written notice to the Corporation. If the Corporation or the Bank terminates Mr. Peters employment other than upon his death or disability or for cause, Mr. Peters is entitled to receive his full salary, including incentive compensation, through the date of termination and the Corporation must pay Mr. Peters an amount equal to his annual salary in effect on the date of the termination in bi-weekly installments for two (2) years or until his 65th birthday, whichever first occurs.

The Employment Agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agrees not to disclose any confidential information, not to solicit employees or clients of the Corporation, the Bank or their subsidiaries and agrees not to compete, subject to certain conditions set forth in the Employment Agreement, with the Corporation, the Bank or their subsidiaries for a period of two (2) years following his termination of employment within a 100 mile radius of Bryn Mawr, Pennsylvania.

Mr. Peters has also entered into an Executive Change of Control Severance Agreement on the same terms and conditions as that entered into by the Corporation’s former President and Chief Executive Officer. (SEE CHANGE OF CONTROL AGREEMENTS)

Change of Control Agreements

From time to time, the Corporation’s independent directors, approve and ratify, and the Corporation has guaranteed certain Executive Change-of-Control Severance Agreements (the “Agreements”) which are to be entered into by the Corporation’s subsidiaries with the Named Executive Officers and certain other officers (collectively the “covered officers”).

The Corporation’s Board of Directors believes that the Agreements assure fair treatment of the covered officers since benefits provided are comparable to termination benefits afforded by other companies to secure and retain key officers. Furthermore, by assuring the covered officers some financial security, the Agreements protect the Corporation’s shareholders by tending to neutralize any bias of those officers in considering proposals to acquire the Corporation. The Board believes that these advantages outweigh the disadvantage of the potential cost of the benefits.

The Agreements provide for a lump sum severance benefit if such officers’ employment are terminated under certain circumstances within two years following a “change of control”, as defined in the Agreements, of the Corporation. Such circumstances include termination of employment other than for “cause” as defined in the

Agreements, or the resignation of such officer following a significant reduction in the nature or scope of his/her authority, duties or responsibilities, removal from their position as an officer of the subsidiary, reduction in base salary of the officer in effect immediately prior to the change of control, revocation or reduction of benefits payable to the officer under the benefit plans, without obtaining the officer’s written consent thereto, transfer of the officer to a location outside the greater Philadelphia area or the general area of the officer’s principal residence, immediately prior to the change of control, or the officer being required to undertake business travel substantially greater than his/her business travel immediately prior to the change of control.

The severance benefit consists of (a) an amount in cash equal to one (1), two (2) or three (3) times the covered officer’s salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever is higher, (b) an amount in cash equal to the excess, if any, of the aggregate fair market value of the Corporation’s Common Stock, that is, the closing price of the Corporation’s Common Stock on the last business day the Common Stock was traded immediately preceding the termination date (the “Termination Date”) of the covered officer’s employment, subject to outstanding and unexercised stock options, whether vested or unvested, granted to the covered officer under the Corporation’s Stock Option Plans, over the aggregate exercise price of all such stock options, (c) to the extent not heretofore paid, the covered officer’s salary through the Termination Date and the officer’s salary in lieu of any unused paid time off days, (d) an amount equal to all awards earned by the officer in respect of completed plan periods prior to the Termination Date for the Corporation’s Thrift and Savings Plan and any annual bonus plan, and payment in respect of such plans for the uncompleted fiscal year during which termination of employment occurs, (e) the cost to continue or cause to be continued until twelve (12), twenty-four (24) or thirty-six (36) whole months for the covered officers after the Termination Date, on the cost-sharing basis in effect immediately prior to the change of control, the medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished to the covered officers immediately prior to the change of control, provided, however, that the obligation to provide such benefits shall cease at such time as the covered officer is employed on a full-time basis by a party not owned or controlled by the covered officer, that provides the covered officer, substantially the same benefits on substantially the same cost-sharing basis as that for the covered officer in effect immediately prior to the change of control, (f) for both vesting and benefit calculation purposes, credit with one (1), two (2) or three (3) additional, “years of credited service”, (as defined in the Corporation’s Pension Plan), for the covered officers under the Corporation’s Pension Plan and Supplemental Employee Retirement Plan, in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, and (g) the cost of reasonable career counseling services for the covered officer. To the extent necessary to provide the covered officers with the additional years of credited service obtainable under the Agreements, the Corporation has agreed to amend its Supplemental Employee Retirement Plan or create such supplemental retirement plans as are necessary.

Certain of the Agreements terminate in 2004 but are automatically extended for additional one year periods unless the subsidiary provides written notice to cancel. The terms of outstanding Agreements cannot end prior to the expiration of two (2) years after the occurrence of a Change of Control regardless of any notice by the subsidiary to cancel.

In addition to the severance benefits outlined above, each covered officer would be entitled to receive all other compensation and benefits payable generally in the event of termination of employment. The aggregate amount of all such compensation and benefits is subject to a limitation designed to allow the deduction for federal income tax purposes of any payments made pursuant to the Agreements. The subsidiary may terminate each covered officer’s employment, without liability, under the respective Agreements for Cause as defined therein.

The amount of severance salary benefits each of the Named Executive Officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Messrs. Peters $923,625, Ricciardi $494,115, Rebl $461,175 and Ms. Gers $322,950. The total of such severance salary benefit payments for all covered officers would be $3,714,528.

Option Grants Table

The following table sets forth certain information about grants of stock options made during 2003 to each of the Named Executive Officers.

OPTION GRANTS IN 2003

	Individual Grants(1)	% of Total Options Granted to Employees in 2003		Exercisable or Base Price ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (#)						5%	10%
Frederick C. Peters II	20,000 4,000	17 3	% %	$ $	18.46 17.85	04/15/13 05/16/13	$232,180 44,904	$588,400 113,792
John G. Roman(2)	9,000	7%			$17.85	05/16/13	101,034	256,032
Robert J. Ricciardi	9,000	7%			$17.85	05/16/13	101,034	256,032
Alison E. Gers	9,000	7%			$17.85	05/16/13	101,034	256,032
Joseph W. Rebl	9,000	7%			$17.85	05/16/13	101,034	256,032

FOOTNOTE TO TABLE

(1)	The number of options and the price have been adjusted for the Corporation’s two-for-one stock split on October 1, 2003.

(2)	The options granted to Mr. Roman are not vested and, due to his resignation from the Bank, will be forfeited under the terms of the Corporation’s 2001 Stock Option Plan.

Aggregated Option Exercises and Year-End Option Value Table

The following table sets forth certain information about the exercise of stock options during 2003 by each of the Named Executive Officers and the year-end values of unexercised options.

AGGREGATED OPTION EXERCISES IN 2003 AND

DECEMBER 31, 2003 OPTION VALUES (1)

Name	(#) Shares Acquired in Exercise	($) Value Realized	(#) Unexercised Options		($) In-the-Money Options(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick C. Peters II	—	$—	26,667	47,333	$282,669	$354,231
John G. Roman(3)	—	—	5,000	19,000	28,400	112,150
Robert J. Ricciardi	8,500	145,535	16,000	17,000	148,586	109,244
Alison E. Gers	—	—	8,000	17,000	62,346	109,244
Joseph W. Rebl	—	—	8,000	17,000	62,346	109,244

FOOTNOTE TO TABLE

(1)	The number of options and the option values have been adjusted for the Corporation’s two-for-one stock split on October 1, 2003.

(2)	Based upon $24.00 per share the last bid price for the Common Stock on December 31, 2003.

(3)	Mr. Roman resigned from the Bank effective February 6, 2004, and the unexercisable options will be forfeited under the Corporation’s 2001 Stock Option Plan.

Corporation’s 2001 Stock Option Plan

In 2001, the Corporation’s Board of Directors adopted and the Corporation’s shareholders approved the Bryn Mawr Bank Corporation 2001 Stock Option Plan (the “Plan”). The Corporation’s Board of Director’s Compensation Committee (the “Committee”), composed of five (5) independent, non-employee directors, is authorized to grant certain stock options (“Option(s)”) to directors of the Corporation who are not employees of the Corporation or any affiliate of the Corporation (the “Eligible Directors”) and key employees, including officers of the Corporation and its direct and indirect subsidiaries (the “Employees”).

The Options for the Common Stock are to be granted in consideration for the services provided to the Corporation by the Employees and Eligible Directors. Under the Plan, on February 27, 2004, there was a maximum of 35,512 shares of Corporation Common Stock available for the grant of Options.

Options granted under the Plan may be either incentive stock Options or non-qualified stock Options, as the Committee determines to be in the best interests of the Corporation at the time of the grant of Options. The purpose of the Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to retain and attract the services of experienced and knowledgeable Employees and Eligible Directors and by encouraging such Employees and Eligible Directors to acquire an increased proprietary interest in the Corporation.

Each Option is exercisable in whole or in part at such times as the Committee may determine, but not later than ten (10) years from the date the Option is granted. The Committee may make such exercise provisions, or may accelerate exercise provisions previously established, if in the opinion of the Committee such action is appropriate to carry out the intent of the Plan or any requirements of the Internal Revenue Code. In lieu of a cash payment to exercise an Option in full or in part, payment may be made by the tender of shares of Common Stock with a fair market value as of the exercise date equal to the Option price of the Option being exercised.

Executive Deferred Bonus Plan

In 1989, the Corporation established the Deferred Bonus Plan, which permits certain officers of the Corporation and its subsidiaries who earn in excess of one hundred thousand dollars annually, to defer all or a portion of any bonus (the “Deferred Compensation”) which the executives may be awarded. The Deferred Bonus Plan is a non-qualified plan and Deferred Bonus Plan funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Deferred Bonus Plan the participating executives may elect to invest the Deferred Compensation in one or more different investment funds, including an investment in the Corporation’s Common Stock. Participants may elect to defer the receipt of the Deferred Compensation until (i) January of the following year or (ii) retirement or separation from employment. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, participants may request withdrawal of his/her Deferred Compensation. The right to receive future payments under the Deferred Bonus Plan is an unsecured claim against the general assets of the Corporation.

Pension Plans

In December 1989, the Corporation assumed sponsorship of the Bank’s non-contributory pension plan (the “Pension Plan”) and amended the Pension Plan to cover the eligible employees of the Corporation and the Bank, (the “Employer”). Employees of the Corporation and its subsidiaries (collectively called the “participants”) become eligible to participate in the Pension Plan on January 1 following their attainment of age 20 1/2 and completion of six (6) months of service. In no event, however, will an employee become a plan participant if he/she is scheduled to work less than 1,000 hours in a calendar year. Benefits under the Pension Plan are paid from a trust for which the Bank is Trustee. The payments are made monthly under various options provided for in the Pension Plan, selected by the participants. For funding purposes it is the Corporation’s policy to fund amounts necessary to maintain the actuarial soundness of the Pension Plan. The Pension Plan is well funded and, based on ERISA funding requirements, a contribution of $322,645 was needed in 2003. However, after analysis of the funded status of the Pension Plan, a contribution of $2,809,194 was made in 2003 to improve the future performance of the program. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year service cost. The Corporation’s net periodic pension cost for, 2001 2002 and 2003 was $(275,856) $297,225 and $1,115,936, respectively, resulting in a prepaid pension expense for accounting purposes of $3,656,699 as of December 31, 2003.

The Corporation’s actuaries indicated that the amount of the contribution, payment or accrual with respect to a participant is not and cannot readily be separately or individually calculated under the actuarial cost method used in determining aggregate contribution requirements for the Corporation’s Pension Plan. Covered compensation is the basic rate of salary paid to a participant including bonus and overtime.

Set forth below is a table of annual pension benefits based on the rates of salary in various years of service categories for participants retiring at age 65 in 2003.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40	45
125,000	$30,452	$40,603	$50,754	$60,905	$71,056	$79,181	$87,306
150,000	37,202	49,603	62,004	74,405	86,806	96,556	106,306
175,000	43,952	58,603	73,254	87,905	102,556	113,931	125,306
200,000	50,702	67,603	84,504	101,405	118,306	131,306	144,306
225,000	57,452	76,603	95,754	114,905	134,056	148,681	153,306
250,000	64,202	85,603	107,004	128,405	149,806	166,056	182,306
275,000	70,952	94,603	118,254	141,905	165,556	183,431	201,306
300,000	77,702	103,603	129,504	155,405	181,306	200,806	220,306
325,000	84,452	112,603	140,754	168,905	197,056	218,181	239,306
350,000	91,202	121,603	152,004	182,405	212,806	235,556	258,306
375,000	97,952	130,603	163,254	195,905	228,556	252,931	277,306
400,000	104,702	139,603	174,504	209,405	244,306	270,306	296,306
425,000	111,452	148,603	185,754	222,905	260,056	287,681	315,306
450,000	118,202	157,603	197,004	236,405	275,806	305,056	334,306

Differences in the pension benefits table exist because the Pension Plan is integrated with Social Security benefits, and participants with less income receive a greater portion of their retirement benefits from Social Security. The goal of the Pension Plan is to provide long-term participants with annual benefits from both the Pension Plan and Social Security approximating 60% of their highest average five year annual compensation.

Benefits paid by the Pension Plan are based on the participants highest average consecutive five year annual compensation, as defined in the Pension Plan, in the ten years prior to participant’s retirement. The estimated benefits for the executive officers named in the Summary Compensation Table were based on each officer’s 2003 compensation and do not take into consideration any future increases in compensation and are straight life annuity amounts which would be actuarially reduced for a 100% joint and survivor annuity to the officer and the officer’s spouse.

Currently federal law places certain limitations on the amount of retirement income that can be paid pursuant to a pension plan qualified under the Internal Revenue Code, such as the Corporation’s Pension Plan. As of December 31, 2003, any Pension Plan participant whose earnings were limited by the Internal Revenue Code or any participant who received deferred bonus compensation from the Bank would be affected by such limitations. Messrs. Peters, Ricciardi, Rebl and Ms. Gers are the Named Executive Officers participating in the Pension Plan who, based on service to date, would be affected by such limitations.

The Corporation has adopted the Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan (the “SERP”), which is designed to provide those amounts which would be payable as pension benefits, except for such limitations and deferrals. Participants under the Plan must meet the requirements for Normal Retirement, Early Retirement, Permanent Disability (as defined in the Pension Plan), or Death, to qualify for a benefit under the SERP whether or not such employee is entitled to a deferred vested benefit under the Pension Plan. The SERP is a non-qualified plan and SERP funds are held in a trust administered by the Bank’s Wealth Management Division. The right to receive future payments under the SERP is an unsecured claim against the general assets of the Corporation. The SERP is not subject to ERISA funding requirements. The Corporation’s net periodic pension cost for the SERP for 2001, 2002, 2003 was $263,677, $251,969 and $234,765 respectively, resulting in an accrued benefit liability for accounting purposes of $1,665,075 as of December 31, 2003.

For the Named Executive Officers in the Summary Compensation Table, the estimated annual benefits upon normal retirement at age 65 under the Pension Plans are as follows: Messrs. Peters, $78,851, Ricciardi, $140,072, Rebl, $87,959 and Ms. Gers, $68,846. Messrs Peters, Ricciardi, Rebl and Ms. Gers have 3, 33, 23 and 6 credited years of service, respectively, under the Pension Plan.

Bryn Mawr Bank Corporation Thrift and Savings Plan

In December of 1989, the Corporation assumed sponsorship of the Bank’s Thrift and Savings Plan and amended the plan to cover eligible employees of the Corporation and its subsidiaries, (collectively called the “Employer”). An employee of the Corporation or its subsidiaries, (collectively called the “participants”) becomes eligible to participate in the Bryn Mawr Bank Corporation Thrift and Savings Plan (the “Thrift Plan”) on January 1 or July 1 following six (6) months of service during which 500 hours of service are credited as those terms are defined in the Thrift Plan. Participants may elect to have what would otherwise be his/her compensation reduced and cause the amount of such reduction to be contributed, on his/her behalf, to the Thrift Plan’s related trust in an amount from 1% to 16% of his/her compensation subject to applicable yearly dollar limitations (catch up contributions are also permitted). The Employer makes a dollar for dollar matching contribution, up to 3% of each participant’s base compensation. In any Thrift Plan year the Employer may make contributions to the participants’ discretionary accounts in the Thrift Plan of such portions of its net profits as the Employer’s Board of Directors may determine, subject to certain limitations in the Thrift Plan. Effective May 16, 2003, the Plan does not permit new loans to Executive Officers.

The Thrift Plan permits a participant to cause the participant’s account balance to be invested in one or more different investment funds, including an investment in the Corporation’s Common Stock. As of December 31, 2003, the Thrift Plan’s related trust held 176,184 shares of the Corporation’s Common Stock for the benefit of 174 participants. Each such participant or beneficiary owns an undivided interest in the whole of the Corporation’s Common Stock Fund of the Thrift Plan. Under the terms of the Thrift Plan and its related trust agreement, the trustee possesses the power and authority to vote the Corporation’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and executive officers of the Bank and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 2003. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers. In the opinion of Bank management, the loans and commitments did not involve more than a normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from the insider loan prohibitions of the Sarbanes-Oxley Act of 2002.

Compensation Committee Interlocks and Insider Participation

None of the members of the Bank’s and Corporation’s Compensation Committees was an officer or employee of the Corporation or any of its subsidiaries during the year 2003. None of the members of the Compensation Committees was a former officer of the Corporation or any of its subsidiaries or had any other interlocking relationships as defined by the Securities and Exchange Commission.

PERFORMANCE GRAPH

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Bank’s Board of Directors (the “Bank Compensation Committee”) is composed entirely of independent, non-employee directors (SEE INFORMATION ABOUT COMMITTEES OF THE BANK’S BOARD OF DIRECTORS). The Bank Compensation Committee is responsible for setting and administering the Bank’s compensation policies, including those which govern salary and the bonus program applicable to the Bank’s executive officers including the Named Executive Officers.

The Compensation Committee of the Corporation’s Board of Directors (the “Corporation Compensation Committee”) is composed entirely of independent, non-employee directors (SEE INFORMATION ABOUT COMMITTEES OF THE CORPORATION’S BOARD OF DIRECTORS). The Corporation’s Compensation Committee is responsible for setting and administering the policies which govern the grant to key Bank personnel of options to purchase the Corporation’s stock including the Named Executive Officers.

Executive Compensation Policy Principles

The Bank’s compensation policy is designed to (i) retain and attract highly qualified key executives essential to the long-term success of the Bank and Corporation; (ii) reward such executives for consistent successful management of the Bank and enhancement of shareholder value; and (iii) create a performance-oriented environment that rewards performance not only with respect to the Bank’s goals but also the Bank’s performance in relation to comparable industry performance levels.

The Bank’s Compensation Committee annually considers the Bank’s financial performance in terms of its asset diversification and quality, expense levels, net income, capital accumulation and retention, return on equity and other relevant criteria used in the financial services industry and seeks to relate those considerations to the Bank’s performance and each executive’s performance of their duties.

The Bank’s executive compensation program, established by the Bank’s Compensation Committee, is based on the belief that each executive officer’s compensation should bear a direct relationship to the business success of the Bank and Corporation, the value of the Corporation’s stock and any significant accomplishments by that executive officer.

Section 162(m) of the Internal Revenue Code excludes tax deductions for compensation paid to executives of public companies in excess of $1,000,000 per year if it is not performance based. At the current salary levels and with the Corporation’s existing compensation plans, the Committee does not expect this tax law to affect the Corporation.

Elements of Executive Compensation Program

The Bank’s total compensation program for its executive officers currently consists of base salary, a fringe benefit package, and an opportunity, depending on the Bank’s annual earnings, the performance of the executive officers’ divisions and other financial criteria, to obtain a cash bonus and options to purchase Corporation stock at the market price when such options are granted.

Salary Compensation and Fringe Benefits

The salary compensation is competitive with other financial institutions in the Delaware Valley and similar size banks in the mid-Atlantic region and is combined with a fringe benefit package designed to retain and attract experienced and highly professional banking personnel. When appropriate, the Bank utilizes the professional services of a firm providing executive compensation analysis. Each Named Executive Officer’s salary is based on that person’s level of management responsibility at the Bank and performance of duties and will be reviewed annually.

The Bank’s officers, including the Named Executive Officers, have an opportunity to be awarded a cash bonus based in large measure on the financial performance of the Bank on an annual basis and on his/her division’s performance, and each individual officer’s accomplishment of his/her designated responsibilities and goals. Except for a contractual bonus payment due Mr. Peters, no bonuses were paid to the Named Executive Officers for 2003.

Stock Options

Based on the Bank’s 2002 earnings, the performance of the executive officers and their divisions and other financial criteria, stock options were awarded to the Bank’s executive officers in April and May, 2003. The Compensation Committee met in February, 2004 and approved stock option awards for executive officers, including the Chief Executive Officer, subject to shareholder approval of the Corporation’s 2004 Stock Option Plan. See New Plan Benefit Information for the number of options approved and to be granted to the executive officers subject to shareholder approval of the Corporation’s 2004 Stock Option Plan. The awards to the executive officers were based on the Bank’s 2003 earnings performance and the performance of the executive officers and the divisions they manage.

Executive Compensation Decisions

The Bank Compensation Committee evaluated the Bank’s business performance for 2003 and determined, based on such performance and the criteria outlined above, that in January of 2004, salary increases be granted to certain Named Executive Officers effective January 1, 2004.

Factors and Criteria on Which the Chief Executive Officer’s Compensation Was Based

The Compensation Committee met, Mr. Peters not being present, to evaluate and determine Mr. Peters’ compensation package. The Compensation Committee reports on that evaluation to the independent directors of the Board. Mr. Peters is eligible to participate in all executive compensation programs available to all other executives.

The Compensation Committee, in reviewing the appropriate level of compensation of its Chief Executive Officer, considers financial results, organizational development, marketing initiatives, Board relations, work on representing the Corporation to its constituencies, and results on developing, expanding and integrating service lines.

In determining Mr. Peters’ base compensation package in his Employment Agreement, the Compensation Committee considered Mr. Peters’ knowledge and experience in the banking industry, including his six years as the founder, President and Chief Executive Officer of First Main Line Bank, and as the founding Chief Executive Officer of National Bank of the Main Line, his knowledge of the market area of the Corporation and the Bank and his standing in the local community. To assist in determining Mr. Peters’ base compensation package, the Compensation Committee utilized the professional services of Buck Consultants, a firm providing executive compensation analysis. A comprehensive report was presented with comparable selected commercial banks in the country with specific attention to those banks of similar revenue size.

In January, 2003, Mr. Peters’ base salary was increased to a rate equal to $282,876 per year effective as of July, 2003. The salary increase was based on the Compensation Committee’s determination in January, 2003 after a review of the financial performance of the Bank and the Corporation for the preceding year. The primary financial performance criteria which the Bank Compensation Committee considered was the fact that the performance of the Bank and the Corporation met the financial goals specified in the 2002 plan and that meeting its goals resulted in the Bank increasing annual earnings and accumulating additional capital, as well as an increase in the dividends paid on the Corporation’s stock.

In the first quarter of 2004, Mr. Peters also received the $20,000 bonus for 2003 as required by his Employment Agreement.

The Compensation Committee determined in February, 2004 to award Mr. Peters options to purchase 24,000 shares of the Corporation’s common stock subject to shareholder approval of the Corporation’s 2004 Stock Option Plan. The exercise price will be the price of the Corporation’s common stock on the date preceding the grant of the option after shareholder approval of the Corporation’s Stock Option Plan. In making that determination, the Compensation Committee evaluated Mr. Peters on the following performance evaluation criteria: (1) financial criteria, including targeted net income figures for the Corporation, targeted earnings per share for the Corporation and budgeted targets for deposits, loans, mortgage originations and revenue/profits of the Corporation’s subsidiaries; (2) Wealth Management Division criteria, including targets for assets under management and revenue figures; (3) administrative criteria, and (4) leadership. After reviewing the Corporation’s and the Bank’s financial performance, including the fact that the Corporation’s and the Bank’s performance resulted in the Corporation increasing its earnings from continuing operations, accumulating additional capital, increasing the dividends paid on the Corporation’s stock and considering Mr. Peters administrative performance and leadership, the Compensation Committee awarded Mr. Peters the options.

The Compensation Committees

The Bank’s and Corporation’s Compensation Committees are composed of the same members consisting of William Harral, III, (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr., Nancy J. Vickers and Thomas A. Williams who each endorsed this report.

Respectfully submitted:

William Harral, III, Chairman

Wendell F. Holland

B. Loyall Taylor, Jr.

Nancy J. Vickers

Thomas A. Williams

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the Corporation’s consolidated financial statements in accordance with generally accepted accounting principles. The Corporation’s independent auditor is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent auditor.

In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation’s management, (ii) discussed with PricewaterhouseCoopers LLP, the Corporation’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (iii) discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP, and (iv) has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented). Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ending December 31, 2003.

The Corporation’s Audit Committee is composed of William Harral, III (Chairman), Warren W. Deakins, Wendell F. Holland, James J. Smart and Thomas A. Williams, who each endorsed this report.

Respectfully submitted:

William Harral, III, Chairman

Warren W. Deakins

Wendell F. Holland

James J. Smart

Thomas A. Williams

CHANGE OF INDEPENDENT AUDITORS

On December 19, 2003, the Corporation retained KPMG LLP (“KPMG”) as its new independent auditor to audit the Corporation’s financial statements for the fiscal year ended December 31, 2004. PricewaterhouseCoopers LLP (“PwC”) continued to serve as the Corporation’s independent auditor for the fiscal year ended December 31, 2003. The decision to change independent auditors was made by the Audit Committee of the Corporation.

The reports of PwC on the financial statements for the past two (2) fiscal years contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to their uncertainty, audit scope or accounting principal.

In each of the fiscal years ended December 31, 2002 and 2003, and subsequent interim period through February 27, 2004, there were no disagreements between the Corporation and PwC on any matter of accounting principal or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K occurring within the Corporation’s two most recent fiscal years and the subsequent interim period through February 27, 2004.

During the Corporation’s two most recent fiscal years and through February 27, 2004, the Corporation has not consulted with KPMG regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

The Corporation has provided PwC and KPMG with a copy of the foregoing disclosures regarding the change of independent auditors pursuant to Item 304 of the SEC’s Regulation S-K giving them the opportunity to provide a statement for inclusion herein, if either of them disagrees with the accuracy or completeness of these disclosures. After their review, neither PwC nor KPMG expressed any disagreement with these disclosures.

Partners in KPMG and PwC will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement, if he or she so desires.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed for professional services by PwC in 2002 and 2003 for these various services were:

	2002	2003
Audit Fees	$85,500	$171,000
Audit Related Fees	$75,082	$78,086
Tax Fees	$43,992	$48,545

Subtotal	$204,574	$297,631
All Other Fees	$81,575	$0

PWC Total Fees	$286,149	$297,631

Services Provided by PwC

All services rendered by PwC are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.

1)	Audit Fees—These are fees for professional services performed by PwC for the audit of the Corporation’s financial statements and review of financial statements included in the Corporation’s 10-Q and 10-K filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. In addition, for 2003, Audit Fees included examination of management’s assertion with respect to internal controls for compliance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

2)	Audit Related Fees—These are fees for services performed by PwC that are reasonably related to the performance of the audit or review of the Corporation’s financial statements. This includes employee benefit and compensation plan audits; attestations by PwC that are not required by statute or regulation, and consulting on financial accounting/reporting standards. This work also involves testing the operating effectiveness of controls in the Wealth Management Division, and completion of the SAS-70 review and report.

3)	Tax Fees—These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns for the Corporation and its consolidated subsidiaries; reviews of quarterly tax accruals, tax research and tax advice.

4)	All Other Fees—These are fees for other permissible work performed by PwC that does not meet the above category descriptions. For 2002, this work also included valuation and other actuarial reports and work related to the pension plan and SERP.

The Audit Committee of the Corporation’s Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of PwC.

Preapproval of Audit and Non-Audit Services

Under the Corporation’s Audit Committee charter, the Audit Committee is required to preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exception for non-audit services under SEC regulations which are approved by the Audit Committee prior to completion. The Audit Committee may also delegate the ability to preapprove audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any such preapprovals are reported to the full committee at its next scheduled meeting. All services performed by PwC for the Corporation during 2003 were preapproved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation’s directors and executive officers file reports of their holdings of the Corporation’s Common Stock with the Securities and Exchange Commission (the “Commission”) and with the NASDAQ National Market Exchange on which the Corporation’s Common Stock is traded. Based on the Corporation’s records and other information available to it the Corporation believes that all the Commission’s Section 16(a) reporting requirements applicable to the Corporation’s directors and executive officers were complied with for the Corporation’s fiscal year ended December 31, 2003, except for one late Form 4 for William Harral, III for the acquisition of 116 shares of Corporation common stock in June, 2003, which occurred because a timely Form 4 was inadvertently filed only as a test filing and one late Form 4 filing for James J. Smart for the acquisition of 230 shares of Corporation common stock and the grant of options to purchase 1,000 shares of Corporation common stock, as adjusted for the Corporation’s two-for-one stock split on October 1, 2003, which was filed 11 days late in October, 2003 due to an oversight by the Corporation.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

One of the purposes of the Annual Meeting is the election of two directors to the Board of Directors of the Corporation.

Nominees for Directors

The following directors have been nominated by the Corporation’s Board of Directors for election as directors to serve as follows:

Class II—Term to Expire in 2008:

(1)    B. Loyall Taylor

(2)    James J. Smart

and until their successors are elected and take office.

The persons named as proxies in the accompanying form of proxy have advised the Corporation that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The Corporation’s Board of Directors may fill the vacancies in Class II and Class IV as provided in the Corporation’s By-Laws if it finds a suitable candidate. However, the proxies cannot be voted for a greater number of persons than the number of nominees named above. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board of Directors knows of no reason why the nominees will be unavailable or unable to serve as directors. The Corporation expects all nominees to be willing and able to serve as directors.

The affirmative vote of the holders of at least a majority of the Corporation’s shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of the nominees for directors. Proxies solicited by the Board of Directors will be voted for nominees listed above, unless the shareholders specify a contrary choice in their proxies.

The Board of Directors recommends a vote FOR the nominees listed above.

PROPOSAL 2

TO APPROVE THE ADOPTION OF THE

BRYN MAWR BANK CORPORATION

2004 STOCK OPTION PLAN

(Item 2 on the Proxy Card)

Background

The Board of Directors of the Corporation is recommending for shareholder approval the adoption of the Corporation’s 2004 Stock Option Plan (the “Plan”) which provides for the grant of certain stock options to key employees, including officers of the Corporation and its direct and indirect subsidiaries (the “Employees”) and directors of the Corporation who are not employees of the Corporation or any affiliate of the Corporation (the “Eligible Directors”). Under the Plan, an amount equal to five percent (5%) of the outstanding shares of the Corporation’s Common Stock as of March 2, 2004, the Record Date, that is a maximum of 431,143 shares of

Corporation Common Stock will be available for the grant of options to the Employees and Eligible Directors. The options for the Common Stock are to be granted in consideration for the services provided to the Corporation by the Employees and the Eligible Directors.

Acting on the recommendation of the Compensation Committee of the Corporation’s Board of Directors, the Board of Directors on January 15, 2004, approved the CORPORATION’S 2004 STOCK OPTION PLAN subject to approval by the Corporation’s shareholders. The Board of Directors directed that the Plan be submitted to the shareholders of the Corporation for their approval at the 2004 Annual Meeting to be held on April 20, 2004.

Eligible Directors Interest

Because the Eligible Directors are eligible to receive awards under the Plan, each of them has a personal interest in approval of this proposal. As of March 2, 2004, there were nine (9) Eligible Directors on the Board of Directors, each of whom are eligible to participate in the Plan.

Summary of the Plan

The following is a summary of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as Appendix “A.”

Administration of Stock Option Plan

The Plan is administered by the Corporation’s Compensation Committee, which is composed of five (5) or more directors who are eligible to receive Stock Options under the Plan. Subject to the terms of the Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee may adopt, amend, or rescind rules and regulations, and make other determinations for carrying out the Plan that the Compensation Committee deems necessary or appropriate. The Board of Directors has reserved the power to review and approve the Compensation Committee’s determinations.

Purpose

The stated purpose of the Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to retain and attract the services of experienced and knowledgeable Employees and Eligible Directors and by encouraging such Employees and Eligible Directors to acquire an increased proprietary interest in the Corporation.

Eligibility

Persons eligible to receive Stock Options are the Employees and Eligible Directors at the time of the grant of the Stock Option.

Stock Options

Options granted under the Plan may be either incentive stock options or non-qualified stock options, as the Compensation Committee determines to be in the best interests of the Corporation at the time of the grant of the options.

Transferability, Exercisability and Forfeiture

No option granted under the Plan is transferable by the optionee, other than by will or the law of descent and distribution, and during the optionee’s lifetime the option may be exercised only by him/her or his/her legal representative. In the event of the optionee’s death, disability or retirement at a time when he/she is entitled to exercise an option, then, during the option term, at any time within one year after his/her death, disability or retirement such option may be exercised, in full or in part as to shares which the optionee was entitled to purchase. In the event that the optionee ceases to be an employee or to serve as a director for reasons other than death, disability or retirement when he/she is entitled to exercise an option, then such option may be exercised in full or in part as to shares which the optionee was entitled to purchase at the date of his/her termination of employment within ninety (90) days. In no event, however, may such an option be exercised after the expiration of ten (10) years from the date such option was granted nor, in the case of incentive stock options, after the last day specified in Section 422 of the Code. In the event an optionee’s employment or service as a director is terminated for cause, his/her options are null and void immediately upon termination of that person’s service and may not be exercised.

Federal Tax Treatment of Incentive Stock Options

An optionee will not realize taxable income when an incentive stock option is granted under the Plan or when an incentive stock option is exercised, and the Corporation will not be entitled to a deduction with respect to the option. If the optionee of an incentive stock option holds the shares acquired under the option for at least two years from the date the option is granted and for at least one year from the date the option is exercised, any gain realized by the optionee when the shares are sold will be taxable to the optionee as capital gain. If the optionee does not hold the shares for the one-year and the two-year periods, the optionee will realize ordinary income in the year of disposition of the shares in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds or the disposition, if lower) over the option price, and the Corporation will be entitled to a corresponding deduction. Any remaining gain will generally be capital gain. If the shares are disposed of at a loss, the loss will be a capital loss. The difference between the exercise price of an incentive stock option and the fair market value of the shares subject to the option at the time of exercise is an item of tax preference which may result in the optionee being subject to the alternative minimum tax. Whether an optionee is subject to the alternative minimum tax in lieu of “regular” income tax will depend on individual facts and circumstances.

Payment of Withholding Taxes

The Corporation may withhold, or require an optionee to remit to the Corporation, an amount sufficient to satisfy any federal, state and local withholding tax requirements. The Compensation Committee may permit a participant to satisfy a tax withholding requirement on exercise of an option or vesting of a share award by delivery to the Corporation of shares of its Common Stock owned by the participant, including shares the participant is entitled to receive upon exercise of the option or vesting of the award.

Option Price

The option price per share of Common Stock under each stock option shall be determined by the Compensation Committee and shall not be less than the fair market value on the day preceding the date of the grant of the option. The option price per share of Common Stock under each stock option shall be determined by the Compensation Committee. In the case of an option intended to qualify as an incentive stock option, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under all such plans of the Corporation and its subsidiaries shall not exceed $100,000.

Exercise of Options

Each option shall be exercisable in whole or in part at such times as the Compensation Committee may determine, but not later than ten (10) years from the date the option is granted. The Compensation Committee may make such exercise provisions as appropriate to carry out the intent of the Plan or any requirement of the Code. In lieu of a cash payment to exercise an option in full or in part, payment may be made by the tender of shares of Common Stock, which have been held for a period of at least six months, with a fair market value as of the exercise date equal to the option price of the option being exercised.

Adjustment Upon Changes in Stock

The number of Shares subject to each outstanding option and the exercise price per share specified in such option, in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off, or other change affecting the capitalization, corporate structure or shares of the Corporation (collectively, a “capital adjustment”) occurring after the date of the approval of the Plan by the Corporation’s Shareholders shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from such capital adjustment, or other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation.

Change in Control

In the event of a Change in Control, as defined in the Plan, all outstanding options shall become exercisable in full.

Amendment and Termination

The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no Material Amendment as defined in the Plan shall be made without the approval of the shareholders of the Corporation.

Federal Tax Treatment of Nonqualified Stock Options

An optionee will not realize taxable income, and the Corporation will not be entitled to a deduction, at the time that a nonqualified stock option is granted under the Plan. Upon exercising a nonqualified stock option, an optionee will realize ordinary income, and the Corporation will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The optionee will have a basis, for purposes of computing capital gain or loss on a future sale or exchange, in the shares received as a result of the exercise equal to the fair market value of those shares on the exercise date.

Market Value

On March 2, 2004, the closing price of the Corporation’s Common Stock as reported by the National Association of Securities Dealers Automated Quotation System/National Market System was $22.65 per share.

New Plan Benefit Information

The following table shows the awards that have been approved by the Compensation Committee subject to shareholder approval of the Plan. Except as set forth in this table, the amount of future grants under the Plan cannot be determined.

Name and Position	Dollar Value ($)(1)	Number of Options
Frederick C. Peters II Chairman, President and Chief Executive Officer		24,000

Alison E. Gers Executive Vice President—Administration and Operations		10,000

Joseph G. Keefer Executive Vice President of Bank—Chief Lending Officer		10,000

Joseph W. Rebl Executive Vice President, Treasurer and Chief Financial Officer		10,000

Robert J. Ricciardi Executive Vice President and Secretary—Chief Credit Policy Officer		10,000

Total of Above Executive Officer Group		64,000

Non-Employee Director Group		N/A

Non-Executive Officer Employee Group		68,000

(1)	The exercise price of the stock options will be equal to the fair market value of the Corporation’s Common Stock on the day preceding the date of the grants.

Effective Date and Duration of the Plan

The Plan shall be effective immediately following approval by the Corporation’s shareholders and, if approved by the Corporation’s shareholders, shall be considered to be dated April 20, 2004. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation’s shareholders, but such termination shall not affect the terms of any then outstanding Options. No awards may be granted on or after the ten (10) year anniversary date of the Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Corporation’s common stock that may be issued upon the exercise of options under the Corporation’s Stock Option Plans as of December 31, 2003. The table does not include the Corporation’s 2004 Stock Option Plan which is being submitted to the shareholders for approval. Information about the payment of the independent directors’ retainer compensation in Corporation common stock is set forth in the paragraph following the table.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options	B. Weighted-average exercise price of outstanding options	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	594,384	$14.66	16,512
Equity compensation plans not approved by security holders	—	—	—

Total	594,384	$14.66	16,512

FOOTNOTE TO TABLE

(1)	The number of securities and the weighted average exercise price have been adjusted to reflect the Corporation’s two-for-one stock split on October 1, 2003.

The Corporation has agreed to pay and its non-employee independent directors have agreed to accept payment of their annual $10,000 retainer compensation in the form of Corporation common stock, payable in April of each year at the market value of the stock on the day prior to the day of payment. If all of the Corporation’s non-employee independent directors, including the directors elected at the annual meeting in April 2004, continue this compensation arrangement, for their 2004-2005 terms as directors, it is estimated, based on the per share $24.00 market price of the stock on December 31, 2003, that such directors, as a group, will receive an aggregate of 3,333 shares of the Corporation’s common stock as retainer compensation.

The affirmative vote of the holders of at least a majority of the Corporation’s shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of the Plan. Proxies solicited by the Board of Directors will be voted for the Plan, unless the shareholders specify a contrary choice in their proxies.

The Board of Directors recommends a vote FOR approval of the Plan.

OTHER BUSINESS

Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the Meeting, the proxies will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2005

The Corporation’s Annual Meeting of Shareholders will be held on or about April 19, 2005. Any shareholder desiring to submit a proposal to the Corporation for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to the Corporation before November 6, 2004. Shareholder proposals for nominees for directors must be submitted to the Chairman, Nominating Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010. Any other proposal or proposals should be submitted by certified mail-return receipt requested to the attention of Robert J. Ricciardi, the Corporation’s Secretary, at the Corporation’s executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. If a Shareholder notifies the Corporation after November 6, 2004, of an intent to present a proposal at the 2005 Annual Meeting of Shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

ADDITIONAL INFORMATION

A copy of the Corporation’s Annual Report for the fiscal year ended December 31, 2003, containing, among other things, financial statements examined by its independent auditor, was mailed with this Proxy Statement on or about March 10, 2004, to the shareholders of record as of the close of business on March 2, 2004.

Upon written request of any shareholder, a copy of the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from the Corporation’s Secretary, Robert J. Ricciardi, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.bmtc.com and clicking on Bryn Mawr Bank Corporation’s SEC Filings.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI
Secretary

APPENDIX A

CORPORATION’S 2004 STOCK OPTION PLAN

1. PURPOSES

The purposes of the Bryn Mawr Bank Corporation (the “Corporation”) 2004 Stock Option Plan are:

•	To enable the Corporation and its Subsidiaries to attract and retain the services of experienced and knowledgeable Employees and Eligible Directors who can and do contribute significantly to the Corporation’s long term business interests; and

•	To encourage such Employees and Eligible Directors to acquire an increased proprietary interest in the Corporation.

In order to accomplish these purposes, the Plan authorizes the granting to such Employees and Eligible Directors Options to purchase Common Stock as described herein.

2. DEFINITIONS

Whenever used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as males. The captions of the numbered sections and subsections contained in the Plan are for convenience only and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan. For purposes of the Plan, the following terms shall have the meanings indicated:

2.1 “Agreement” means the Stock Option Agreement required to be executed and delivered by each Employee and Eligible Director and the Corporation pursuant to subsection 7.1 hereof.

2.2 “Board” or “Board of Directors” means the Board of Directors of the Corporation.

2.3 “Cause” is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that results in a loss to the Corporation or any Subsidiary, or violation of a judicial order or violation of any confidentiality, non-competition or non-solicitation provision in any agreement with the Corporation or any Subsidiary or any confidentiality, non-competition or non-solicitation agreement with the Corporation or by which the Corporation or a Subsidiary is bound.

2.4 “Change in Control” shall mean and shall be deemed to have occurred if (i) any “person”, within the meaning of Section 14(d) of the Exchange Act, other than the Corporation, or any employee benefit plan(s) sponsored by the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of fifty percent (50%) or more of the Common Stock, or (ii) the Corporation consolidates or merges with any person and shall not be the continuing or surviving corporation of such consolidation or merger and immediately after such consolidation or merger the shareholders of the Corporation immediately before such consolidation or merger own less than fifty percent (50%) of the voting power of the continuing or surviving corporation.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation Committee of the Board of Directors or, if none has been appointed, all members of the Board of Directors who are not then employed by the Corporation or any Subsidiary.

2.7 “Common Stock” means the Corporation’s Common Stock $1.00 par value.

2.8 “Corporation” means Bryn Mawr Bank Corporation.

2.9 “Director” means and shall include a Director of the Corporation.

2.10 “Disability” means, as applied to a Participant, total and permanent disability as defined in the Code.

2.11 “Eligible Director” means a Director of the Corporation who is not otherwise an employee of the Corporation or a Subsidiary thereof.

2.12 “Employee” means any key employee (including officers) of the Corporation or a Subsidiary, as determined by the Compensation Committee.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” means the last sale price for a share of the Corporation’s common stock as reported by the National Association of Securities Dealers Automated Quotation System/National Market System on the day preceding the grant of the Option, or if no sales are reported for that day, for the last preceding day on which a sale was reported.

2.15 “Guidelines” means the general guidelines for interpreting and administering the Plan as may be adopted from time to time by the Committee.

2.16 “Incentive Stock Option” means a stock option granted under the Plan which satisfies the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.17 “Material Amendment” means, and would include but not be limited to (i) any material increase in the number of shares to be issued under the Plan, other than as authorized by Section 8 hereof, (ii) any material increase in the benefits to the Participants in the Plan, including any material change in the Plan to (a) permit a repricing or decrease in the exercise price of outstanding Options, (b) reduce the price at which shares or options to purchase shares may be offered, or (c) extend the duration of the Plan, (iii) any material expansion of the class of Participants eligible to participate in the Plan, (iv) any expansion in the type of options provided under the Plan, and (v) the term Material Amendment as defined by NASDAQ from time to time.

2.18 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.19 “Non-Qualified Stock Option” means a stock option granted under the Plan which is not an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.20 “Participant” means an Employee or Eligible Director who has been granted Options under the Plan.

2.21 “Option(s)” means either an Incentive Stock Option or a Non-Qualified Stock Option granted under the Plan.

2.22 “Option Period” means the term specified in the Agreement.

2.23 “Plan” means the Bryn Mawr Bank Corporation 2004 Stock Option Plan.

2.24 “QDRO” means a qualified domestic relations order as defined in the Code or Title I of the Employment Retirement Income Security Act or the rules promulgated thereunder.

2.25 “Retirement” means the retirement of an Eligible Director or an Employee from the employ of the Corporation or any Subsidiary on normal, early, postponed or disability retirement, as provided for at the time of such retirement under the applicable retirement program then maintained by the Corporation or Subsidiary, as the case may be.

2.26 “Section 16” means Section 16 of the Exchange Act.

2.27 “Shares” mean the Corporation’s common stock $1.00 par value.

2.28 “Subsidiary” or “Subsidiaries” means a corporation or corporations in which the Corporation owns, directly or indirectly, stock sufficient to qualify as a subsidiary under Section 424 of the Code.

3. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8, the total Shares for which Options may be granted under the Plan shall not exceed five percent (5%) of the outstanding shares of the Corporation’s Common Stock as of March 2, 2004, the record date for the Corporation’s 2004 Annual Shareholders Meeting, that is a maximum of 431,143 shares of the Corporation’s common stock. The Shares shall be currently authorized but unissued or currently held or subsequently acquired by the Corporation as treasury shares, including Shares purchased in the open market or in private transactions. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full the Shares, subject to but not delivered under such Option, are available for the grant of other options issued under the Plan. No Shares delivered to the Corporation in full or partial payment of an option purchase price payable pursuant to subsection 7.7 shall become available for the grant of other options under the Plan.

4. ADMINISTRATION OF THE PLAN

4.1 The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend Guidelines for administering the Plan as the Committee deems desirable.

4.2 Subject to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of Option grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee (or, where approval or other authority has been reserved, the Board of Directors) on all matters relating to the Plan shall be in the Committee’s (or, where approval or other authority has been reserved, the Board of Directors’) sole discretion and shall be conclusive and binding on all parties, including the Corporation, its shareholders, and the Participants in the Plan. The Board of Directors has reserved the power to review the Committee’s determination of performance goals and their cycles. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

5. PARTICIPATION IN THE PLAN

Each Employee and Eligible Director shall be eligible to participate in the Plan.

6. STOCK OPTIONS

Options granted under the Plan may be an Incentive Stock Option or a Non-Qualified Stock Option not intended to qualify under Section 422 of the Code and each Option shall be designated either an Incentive Stock Option or a Non-Qualified Stock Option at the time it is issued.

7. OPTION TERMS

Each Option granted to an Employee or Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

7.1 Option Agreements

Each Option granted under the Plan shall be evidenced by an Agreement duly executed and delivered on behalf of the Corporation and by the Employee or Eligible Director to whom such option is granted and dated as of the applicable date of grant of such Option. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. An Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee, including such confidentiality, non-competition and non-solicitation provisions as the Committee deems appropriate.

7.2 Options To Be Granted and Grant Dates

(a) An Employee or Eligible Director eligible to receive Options under the Plan shall be those Employees and Eligible Directors of the Corporation or Subsidiary who are in a position to affect significantly the long term business interests of the Corporation and who have been so designated by the Committee.

(b) Grants of Options may be made at any time as determined by the Committee to Employees or Eligible Directors.

7.3 Option Exercise Price

The Option exercise price per share for an option awarded under the Plan shall be 100% of the Fair Market Value of the underlying Shares on the day preceding the day the option is granted.

7.4 Term of Options

Each Option shall expire ten (10) years from its date of grant, but shall be subject to earlier termination as follows:

(a) In the event a Participant shall cease to be an Employee or serve as a Director for reasons other than death, Retirement or Disability, each then vested Option may only be exercised within ninety (90) days after such Participant shall cease to be an Employee or serve as a Director or within the option period, whichever is earlier.

(b) In the event of the termination of a Participant’s employment or service as a Director by reason of death, Retirement or Disability, the then outstanding Options of such Participant shall thereupon vest and become exercisable within one (1) year after such Participant’s death, Disability or Retirement. Exercise of a deceased Participant’s Options that are still exercisable shall be by the estate of such Participant or by a person or persons whom the Participant has designated in a writing filed with the Corporation, or, if no such designation has been made, by the person or persons to whom the Participant’s rights have passed by will or the laws of descent and distribution.

(c) In the event a Participant shall cease to be an Employee or serve as a Director for reasons other than death, Disability or Retirement, each then unvested Option to purchase Shares shall be null and void immediately upon termination of the person’s service and may not be exercised.

(d) In the event of termination for Cause of a Participant’s service as an Employee or Director, such person’s unexercised vested and unvested options to purchase Shares shall be null and void immediately upon termination of the person’s service and may not be exercised.

7.5 Vesting; Exercisability

Each Option granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. Unless the Committee shall specifically state to the contrary at the time an Option is granted, each Option shall vest at the rate of thirty three and one-third percent (33 1/3%) of the initially awarded amount of Options per year, commencing with the vesting of the first installment on the date one (1) year after the date of the grant and succeeding installments on the second and third anniversary of the date of the grant. Notwithstanding any other provisions of this Plan, in the event of a Change of Control, death, Disability or Retirement of any Participant, all Options that have been awarded to the Participant shall immediately vest, subject to forfeiture as provided in subsection 7.4(d) hereof by each Participant whose employment or service is terminated for Cause.

7.6 Time and Manner of Option Exercise

Any vested and exercisable Option is exercisable in whole or in part at any time, or from time to time, during the Option Period by giving written notice to the Corporation, signed by the person exercising the Option addressed to the Treasurer of the Corporation, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Option exercise price for the number of Shares to be purchased. The earliest date that both such notice and payment are received by the Treasurer of the Corporation shall be the date of exercise of the Option as to such number of Shares. No Option may at any time be exercised with respect to a fractional share.

7.7 Payment of Exercise Price

The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

(a) Cash Payment. The exercise price may be paid in cash or by check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

(b) Cashless Exercise. Subject to vesting requirements, if applicable, the Committee may permit the Participant to engage in a “cashless exercise” of the Option. Upon a cashless exercise, the Participant shall give the Corporation written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver sufficient sale proceeds to the Corporation to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Participant may give the Corporation written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus the Participants applicable withholding taxes to the Corporation.

(c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price and any applicable withholding taxes by the tendering by the Participant of his previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option shall be accepted for exchange unless the Participant has held such shares for at least six (6) months prior to the tender.

7.8 Transferability

The right of any Participant to exercise an Option granted under the Plan shall, during the lifetime of such Participant, be exercisable only by such Participant or, if then permitted by Rule 16b-3 promulgated under Section 16 or pursuant to a QDRO and shall not otherwise be assignable or transferable by such Participant other than by will or the laws of descent and distribution and, if then permitted by Section 16 or a QDRO.

7.9 Limitation of Rights

7.9.1 Limitation as to Shares. Neither a Participant nor a Participant’s successor or successors in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an Option granted to such person until the proper exercise of the Option.

7.9.2 Limitation as to Employment or Directorship. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Employee or Eligible Director has a right to continue as an Employee or a Director, as the case may be, for any period of time or at any particular rate of compensation.

7.10 Effect of Change in Control

In the event of a Change in Control, all Options which have been granted to an Employee or Eligible Director under the Plan shall vest immediately and be exercisable.

7.11 Regulatory Approval and Compliance

7.11.1 The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an Option under the Plan, without obtaining to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee’s complete satisfaction, with all rules and regulations under federal, state, or local law or all Guidelines deemed applicable by the Committee.

7.11.2 Any reference contained in the Plan to a particular section or provision of law, regulation or rule including, but not limited to the Code, the Exchange Act and the Rules of NASDAQ, all as amended, shall include any subsequently enacted or promulgated section or provision of law, regulation or rule, as the case may be, of similar import. With respect to persons subject to Section 16, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of the Plan fails to so comply, it shall be deemed null and void, but the invalidity or unenforceability of any such provision of the Plan shall not affect the validity or enforceability of any other provisions of the Plan.

7.12 Withholding of Taxes

The Corporation may require, as a condition to any grant of Options under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any Option grant or any delivery of Shares pursuant to the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including, without limitation, any Employee’s salary, bonus or other compensation, Board of Director’s retainer fees and committee or meeting fees) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Shares under the Plan, or to retain or sell, without notice, a sufficient number of the Shares to be issued to such grantee to cover any such taxes, provided that the Corporation shall not sell any such Shares if such sale would be considered a sale by such grantee in violation of Section 16.

8. ADJUSTMENT UPON CHANGES IN STOCK

The number of Shares subject to each outstanding Option, and the exercise price per share specified in such Option in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off, or other change affecting the capitalization, corporate structure or Shares of the Corporation (collectively, a “capital adjustment”) occurring after the date of the approval of the Plan by the Corporation’s Shareholders shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from such capital adjustment, or other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation.

9. EXPENSES OF THE PLAN

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any Participant.

10. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective immediately following approval by the Corporation’s shareholders and, if approved by the Corporation’s shareholders, shall be considered to be dated April 20, 2004. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation’s shareholders, but such termination shall not affect the terms of any then outstanding Options. No awards may be granted on or after the ten (10) year anniversary date of the Plan.

11. CHOICE OF LAW

The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the Commonwealth of Pennsylvania.

12. AMENDMENTS AND TERMINATION OF PLAN AND MISCELLANEOUS MATTERS

12.1 Subject to requirement of Section 12.2 hereof, the Board of Directors, without further approval by the Corporation’s shareholders, may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16, no amendment shall be made more than once every six months that would change the amount, price or timing of Options granted under the Plan, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder; provided, further, that if required to qualify the Plan under Rule 16b-3 issued pursuant to the Exchange Act, no amendment that would materially modify the requirements as to eligibility for participation in the Plan shall be made without the approval of the Corporation’s shareholders. Subject to the foregoing requirements, the Board of Directors is authorized to make amendments to the Plan, as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws.

12.2 The Board of Directors may not make a Material Amendment of the Plan without first obtaining the approval of the Material Amendment of the Plan by a majority vote of the Corporation’s shareholders at a duly held meeting of the shareholders.

REVOCABLE PROXY

Bryn Mawr Bank Corporation

ANNUAL SHAREHOLDERS’ MEETING APRIL 20, 2004

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints Joseph G. Keefer, Joseph W. Rebl and Geoffrey L. Halberstadt as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on March 2, 2004, at the Corporation’s Annual Meeting of Shareholders to be held at 2:00 P.M. on April 20, 2004, at Bryn Mawr College, Wyndham Alumnae House, (see map on reverse side) Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

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Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ

A special invitation to all shareholders...

For 115 years, Bryn Mawr Trust has been serving the financial needs of individuals, families, professionals and businesses, who want friendly, personal attention. We offer a complete array of both personal and business banking services. Our loan officers and commercial banking specialists are second to none. Also, we continue to be one of the area’s premier providers of wealth management services.

We invite you to view Bryn Mawr Trust as not only an investment, but as a resource for achieving your financial goals. Please allow us to help with your estate, trust, money management, or financial planning needs.

Call me directly at 610-581-4800 to discuss your particular requirements. I will be happy to introduce you to the professional or team of professionals who can best provide you with the high quality of service that you deserve.

Sincerely,

Chairman and President

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS
	To vote for the election of all nominees to the right.			Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

	FOR		WITHHOLD AUTHORITY	NOMINEES CLASS II — TERM TO EXPIRE IN 2008:
	☐		☐	(01) B. Loyall Taylor, Jr.	(02) James J. Smart
2.	APPROVAL OF 2004 STOCK OPTION PLAN FOR DIRECTORS AND OFFICERS

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

This proxy, when properly executed, will be

voted in accordance with the directions given by

the undersigned shareholder. In the absence of

other directions, this proxy will be voted for

Proposals 1 and 2 and upon such other matters

as may properly come before the meeting in

accordance with the best judgement of the Proxies.

Please sign exactly as name appears. When shares

are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by

President or other authorized officer. If a

partnership, please sign partnership name by an

authorized person.

Signature(s)                                                 Signature(s)                                                 Date                                         , 2004

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Directions to Wyndham at Bryn Mawr College

From Pennsylvania Turnpike

Take Exit 20 and follow Route 476 South to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east for 2.4 miles, turn left onto Morris Avenue. Proceed under railroad tracks, and across Montgomery Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor’s Lot in front of Wyndham.

From the New Jersey Turnpike

North of Philadelphia:    Leave the New Jersey Turnpike at Exit 6 (PA Turnpike). Drive west on PA turnpike to Exit 20. See instructions under “From Pennsylvania Turnpike” for directions to the College.

From Center City Philadelphia

Take Route 76 West (Schuylkill Expressway) and drive west following Valley Forge signs. Exit at City Avenue (Route 1 South). Once on City Avenue, travel about 2- 1/2 miles and turn right onto Lancaster Avenue (Route 30 West). Continue on Lancaster approximately 4 miles to reach the center of Bryn Mawr. Turn right onto Morris Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor’s Lot in front of Wyndham.

From Wilmington DE and Other Points South

Via I-95 approaching Chester, PA, take Exit 7 (476 North towards Plymouth Meeting). Follow 476 North approximately 12 miles to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east, then follow “From Pennsylvania Turnpike” above for directions to the College.